Exhibit 23.01

JOHN P SEMMENS CPA                              24501 Del Prado Suite A
A PROFESSIONAL                                  Dana Point, California 92629
CORPORATION                                     Telephone (949) 496-8800
                                                Fax (949) 443-0642
                                                Email: semmens@ix.netcom.com



                         CONSENT OF INDEPENDENT AUDITORS



July 23, 2001


Rubber Technology International, Inc.
3185 E Washington Blvd.
Los Angeles, California 90023


Board of Directors:



We consent to the use of our report dated February 22,2001, on our audit of the statements of operations, stockholders' equity and cash flows of Rubber Technology International, Inc. for the year ended November 30,2000, which is included in the registration statement under the Securities Act of 1933 Form SB-2 in connection with the offering of common stock of Rubber Technology International, Inc. We also consent to the reference to our Firm under the caption " Experts ".





John P Semmens CPA

A Professional Corporation





Dana Point, California
July 20, 2001